As filed with the Securities and Exchange Commission on December 2, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

the Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road Carthage, Missouri	64836
(Address of Principal Executive Offices)	(Zip Code)

LEGGETT & PLATT, INCORPORATED

FLEXIBLE STOCK PLAN

(Full Title of the Plan)

JOHN G. MOORE

Vice President – Chief Legal & HR Officer and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road, Carthage, Missouri 64836

(Name and address of agent for service)

(417) 358-8131

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Option	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Options to purchase a share of Common Stock, par value $.01 per share, in lieu of cash payment (1)	250,000	$2.00	$500,000(2)	$35.65
Options to purchase a share of Common Stock, par value $.01 per share, in lieu of Stock Units (1)	450,000	$5.13(3)	$2,308,500(3)	$164.60

Stock Units convertible into a share of Common Stock, par value $.01 per share	N/A(4)	N/A	N/A	N/A
Common Stock, par value $.01 per share	N/A(4)	N/A	N/A	N/A

(1)	This registration statement covers the offer and sale of Options to purchase shares of Common Stock of Leggett & Platt, Incorporated, par value $.01 per share, issuable pursuant to the Leggett & Platt, Incorporated Flexible Stock Plan. Eligible employees are divided into two groups: employees offered fewer than 500 Options are given a choice to receive Options or a cash payment of $2 per Option; employees offered 500 or more Options are given a choice to receive Options or Stock Units on a ratio of four Options offered for every one Stock Unit foregone. Also, this registration statement covers a number of additional Options, Stock Units and shares of Common Stock as may hereafter be offered or sold pursuant to the Flexible Stock Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2)	The Proposed Maximum Aggregate Offering Price is based on the aggregate cash awards of $2 per Option that eligible employees may elect to forgo in order to receive the Options registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices of Registrant’s Common Stock (into which such Stock Units are convertible on a one-to-one basis) on the New York Stock Exchange on November 29, 2010, which was $20.485 per share, multiplied by 1/4 (representing a ratio of four Options offered for every one Stock Unit foregone).
(4)	The underlying shares of Common Stock and Stock Units have previously been registered, and the appropriate registration fee paid, pursuant to the Registration Statement on Form S-8 (File No. 333-166960) relating to the Flexible Stock Plan. As a result no additional registration fee is required to be paid on the shares of Common Stock and Stock Units.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents listed in (a) through (d) below, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a) Leggett & Platt, Incorporated’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2009 filed February 25, 2010 (SEC File No. 001-07845);

(b) The Company’s Quarterly Reports on Form 10-Q filed May 5, August 5 and November 3, 2010 (SEC File No. 001-07845);

(c) The Company’s Current Reports on Form 8-K filed March 31 (and as amended on Form 8-K/A filed April 1), May 18 and November 16, 2010 (SEC File No. 001-07845); and

(d) The description of the Company’s Common Stock contained in the Company’s Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984 and as updated on Form 8-K filed February 18, 2009, including any amendments or reports filed for the purpose of updating such description (SEC File No. 001-07845).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Below is a description of the Options and Stock Units to be granted by the Company. This description is qualified in its entirety by the Company’s Flexible Stock Plan, amended and restated, effective May 13 2010, filed March 25, 2010 as Appendix A to the Company’s Definitive Proxy Statement for the Annual Meeting of Shareholders (the “Flexible Stock Plan”), the Form of Non-Qualified Stock Option Award pursuant to the Flexible Stock Plan, attached hereto as Exhibit 4.3, and the Form of Restricted Stock Unit Award attached hereto as Exhibit 4.4, each of which is incorporated herein by reference. The Company’s Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and therefore no description is included.

Options

Options Generally. An Option will represent the right to purchase a specified number of shares of Company Common Stock, par value $.01 per share. All Options will be non-qualified options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

Consideration for Options. The Company will give those employees offered 500 or more Options a choice between the Options or Stock Units, on a ratio of four Options offered for every one Stock Unit foregone. Each Stock Unit is convertible into one share of Common Stock, as discussed under “Stock Units” below. For example, if the market price of the Common Stock was $20 per share, then each Option would be offered at $5 ($20 multiplied by 1/4). Those employees offered fewer than 500 Options can choose to receive the Options or a cash payment. The cash payment will be equal to the number of Options foregone multiplied by $2. If the employee fails to make a choice, he will be paid cash or granted Stock Units, depending upon the number of Options offered to him. Officers and directors of the Company are not eligible to participate in either the Option/Stock Unit choice, or the Option/cash payment choice.

Exercise Price of the Options. The price at which each share of Common Stock covered by an Option may be purchased shall be equal to the closing price of the Common Stock on the date the Options are granted. The Options will be granted on the first business day of January 2011.

Term and Exercisability of Options. The Options will have a ten year term and will become exercisable according to the following schedule; (i) 33% 18 months from the grant date, (ii) 33% 30 months from the grant date, and (iii) 34% 42 months from the grant date.

Time for Exercise of the Options. If the Options are exercisable, the employee can generally exercise the Options at any time prior to the expiration of the term. If the employee’s employment with the Company is terminated, his ability to exercise the Options depends on the nature of the termination as follows:

(a)	terminated by reason of discharge or voluntarily quit – the employee may exercise his Option within three months after such termination, but (i) only to the extent the Option was exercisable on the termination date; and (ii) not later than the expiration date;

(b)	terminated due to retirement – the retired employee’s Option will continue to vest and may be exercised until three years and six months after the retirement date, but not later than the expiration date; (retirement date generally means when the employee voluntarily quits on or after age 65, or on or after age 55 if he had at least 20 years of service with the Company);

(c)	terminated due to disability – the employee may exercise the Option within two years of such termination, but (i) only to the extent the Option was exercisable on the termination date; and (ii) not later than the expiration date;

(d)	terminated by reason of death – if the employee dies in the post-termination period in (a), (b) or (c) above or while employed, the employee’s designated beneficiary (or if no beneficiary has been designated, the personal representative or heir) may exercise the Option within one year after the date of death, but (i) only to the extent the Option was exercisable on the date of death; and (ii) not later than the expiration date; and

(e)	terminated “for cause” – the employee’s interest in the Option will terminate immediately.

Payment of Exercise Price for Options. Payment of the exercise price for an Option may be made either: (i) in cash (cashier’s check, bank draft, or money order); (ii) by delivering or attesting to ownership of Company stock owned by the employee having a fair market value equal to the exercise price; or (iii) by a combination of cash and Company stock.

Non-transferability of Options. Options may not be transferred except by will or the laws of descent and distribution. However, the employee may file with the Company a written designation of beneficiary to exercise the Option in the event of death.

Tax Withholding for Exercise of Options. The Company may withhold from the Option shares any amount required to satisfy applicable tax laws. Alternatively, the Company may require the employee to settle the tax liability in cash.

Non-Competition Covenant. For two years after the exercise of the Option, the employee agrees (i) not to engage in any competitive activity; (ii) not to solicit business from any customer of the Company relating to the competitive activity; and (iii) not to influence any other employee of the Company to terminate his employment relationship with the Company. If the employee violates this provision, he is obligated to pay to the Company any gain realized on the exercise of the Option.

No Rights as Shareholder. An employee will have no rights as a shareholder with respect to the underlying shares covered by Option until the underlying shares are issued to him.

Anti-Dilution. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Company Common Stock, the number of Options and exercise price will be appropriately adjusted.

Stock Units

Stock Units Generally. A Stock Unit is the award of a right to receive the market value of one share of Common Stock. The Company will settle all Stock Units in Company Common Stock on a one-to-one basis (less required tax withholding) upon vesting. Stock Units represent an unfunded and unsecured obligation of the Company.

Vesting of Stock Units. Stock Units will vest in three annual installments: one-third 12 months from the grant date; one-third 24 months from the grant date; and one-third 36 months from the grant date. Vesting will accelerate upon the death or disability of the employee or a change of control of the Company as follows:

(a)	Employee’s service terminated by death – the award will vest on the date of death. The Company will issue the Common Stock to the designated beneficiary. If there is no designated beneficiary, the shares will be issued to the administrator, executor or personal representative of the employee’s estate;

(b)	Employee’s service terminated by disability – if the employee has a “Disability,” as defined in the Restricted Stock Unit Award, the award will vest on the date of the Disability termination;

(c)	Employee’s service terminated by Change in Control – the award will vest upon the Change in Control of the Company, as defined in the Flexible Stock Plan.

Forfeiture of Stock Units. Except as provided above, if the employee is terminated, his right to any unvested shares under the award will be forfeited.

Non-transferability of Stock Units. Stock Units may not be transferred, assigned, pledged or otherwise encumbered.

Tax Withholding upon Conversion of Stock Units. Upon conversion of the Stock Units, the Company may withhold shares in an amount required to satisfy applicable tax laws (at the Company’s required withholding rate). Alternatively, the Company may, at its discretion, allow the employee to settle the tax liability in cash.

No Rights as Shareholder. An employee will have no rights as a shareholder with respect to the Stock Units until the underlying shares are issued to him.

Anti-Dilution. In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Company Common Stock, the number of Stock Units will be appropriately adjusted.

Item 5.	Interests of Named Experts and Counsel.

John G. Moore, Vice President – Chief Legal & HR Officer and Secretary of the Company, rendered an opinion as to the legality of the Company’s Options, Stock Units and Shares of Common Stock being registered hereby. Mr. Moore is paid a salary and bonus by the Company, participates in certain of the Company’s employee benefit plans, and owns shares of Company Common Stock, as well as options to acquire and units convertible into shares of Company Common Stock.

Item 6.	Indemnification of Directors and Officers.

The Company is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (“GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection with such action, suit or proceeding.

Section 351.355(5) of the GBCL provides that expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section of 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of that section. The insurance or other arrangement, including a trust fund, self-insurance, letters of credit, guaranty or security arrangement, may be procured within the corporation or with any insurer or other person deemed appropriate by the board of directors. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

The Company’s restated articles of incorporation, as amended, and bylaws generally provide that each person who was or is a director or officer of the corporation shall be indemnified by the corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in its restated articles of incorporation. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. The Company’s bylaws also provide that each person who was or is an employee or agent of the corporation, or who was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise may, at the discretion of the board of directors, be indemnified by the corporation to the same extent as provided in the bylaws for directors and officers. The Company’s restated

articles of incorporation also provide that the indemnification and other rights provided by the restated articles of incorporation will not be deemed exclusive of any other rights to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and the corporation is specifically authorized to provide such indemnification and other rights by any by-law, agreement, vote of shareholders or disinterested directors or otherwise. The Company has a similar provision in its bylaws.

The Company’s restated articles of incorporation provide that expenses incurred by any person who was or is a director or officer in defending generally any proceeding (including those by or in the right of the Company) shall be promptly advanced by the Company when so requested at any time, but only if the requesting person delivers to the Company an undertaking to repay to the Company all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified under the Company’s restated articles of incorporation, bylaws, state law or otherwise. The Company has a similar provision in its bylaws.

In addition, the Company has entered into indemnification agreements, approved by its shareholders, with its directors and executive officers. Pursuant to those agreements, the Company has agreed to indemnify and hold harmless each indemnitee to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. In addition, the Company has agreed to further indemnify and hold harmless each such party who was or is a party or is threatened to be made party to any proceeding, including any proceeding by or in the right of the Company, by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request or on the behalf of the Company as a director, officer, employee or agent of another enterprise or by reason of anything done or not done by him or her in any such capacities. However, under these agreements, the Company will not provide indemnification: (i) for amounts indemnified by the Company outside of the agreement or paid pursuant to insurance; (ii) in respect of remuneration paid to indemnitee if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934 or similar provisions of any federal, state or local law; (iv) on account of indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The Company’s restated articles of incorporation provide that the corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its restated articles of incorporation. This insurance may provide broader coverage for such individuals than may be required by the provisions of the restated articles of incorporation.

The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, the restated articles of incorporation, the restated bylaws and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the restated articles of incorporation, the bylaws and any pertinent agreements.

Item 7.	Exemption From Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; and Amendment, dated May 20, 1999 filed March 11, 2004 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

3.2	Bylaws of the Company, as amended through August 7, 2008, filed August 7, 2008 as Exhibit 3.2.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.2	The Company’s Flexible Stock Plan, amended and restated effective as of May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Definitive Proxy Statement used in connection with the Company’s Annual Meeting of Shareholders, is incorporated by reference. (SEC File No. 001-07845)

4.3*	Form of Non-Qualified Stock Option Award pursuant to the Company’s Flexible Stock Plan.

4.4*	Form of Restricted Stock Unit Award.

5*	Opinion of John G. Moore, Vice President – Chief Legal & HR Officer and Secretary of Leggett & Platt, Incorporated.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of John G. Moore, Vice President – Chief Legal & HR Officer and Secretary of Leggett & Platt, Incorporated (included in Exhibit 5).

24*	Power of Attorney.

*	Denotes filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carthage, State of Missouri on the 2nd day of December, 2010.

LEGGETT & PLATT, INCORPORATED

By:	/s/ JOHN G. MOORE
John G. Moore
Vice President – Chief Legal & HR Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DAVID S. HAFFNER	President – Chief Executive Officer and	December 2, 2010
David S. Haffner	Director (Principal Executive Officer)

/s/ MATTHEW C. FLANIGAN	Senior Vice President – Chief Financial	December 2, 2010
Matthew C. Flanigan	Officer and Director (Principal Financial Officer)

/s/ WILLIAM S. WEIL	Vice President – Corporate Controller and	December 2, 2010
William S. Weil	Chief Accounting Officer (Principal Accounting Officer)

/s/ ROBERT E. BRUNNER*	Director	December 2, 2010
Robert E. Brunner

/s/ RALPH W. CLARK*	Director	December 2, 2010
Ralph W. Clark

/s/ ROBERT TED ENLOE, III*	Director	December 2, 2010
Robert Ted Enloe, III

/s/ RICHARD T. FISHER*	Chairman	December 2, 2010
Richard T. Fisher

/s/ KARL G. GLASSMAN*	Director	December 2, 2010
Karl G. Glassman

/s/ RAY A. GRIFFITH*	Director	December 2, 2010
Ray A. Griffith

/s/ JOSEPH W. MCCLANATHAN*	Director	December 2, 2010
Joseph W. McClanathan

/S/ JUDY C. ODOM* Judy C. Odom	Director	December 2, 2010

/s/ MAURICE E. PURNELL, JR.* Maurice E. Purnell, Jr.	Director	December 2, 2010

/s/ PHOEBE A. WOOD* Phoebe A. Wood	Director	December 2, 2010

*By:	/s/ JOHN G. MOORE	December 2, 2010
John G. Moore

Attorney-in-Fact Under Power-of-Attorney Dated November 11, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987; Amendment, dated May 12, 1993; and Amendment, dated May 20, 1999 filed March 11, 2004 as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

3.2	Bylaws of the Company, as amended through August 7, 2008, filed August 7, 2008 as Exhibit 3.2.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.2	The Company’s Flexible Stock Plan, amended and restated effective as of May 13, 2010, filed March 25, 2010 as Appendix A to the Company’s Definitive Proxy Statement used in connection with the Company’s Annual Meeting of Shareholders, is incorporated by reference. (SEC File No. 001-07845)

4.3*	Form of Non-Qualified Stock Option Award pursuant to the Company’s Flexible Stock Plan.

4.4*	Form of Restricted Stock Unit Award.

5*	Opinion of John G. Moore, Vice President – Chief Legal & HR Officer and Secretary of Leggett & Platt, Incorporated.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of John G. Moore, Vice President – Chief Legal & HR Officer and Secretary of Leggett & Platt, Incorporated (included in Exhibit 5).

24*	Power of Attorney.

*	Denotes filed herewith.